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                                                                     EXHIBIT 5.1

                       [GOLDEN TELECOM, INC. LETTERHEAD]

                                 June 14, 2000

Golden Telecom, Inc..
4121 Wilson Boulevard
8th Floor
Arlington, Virginia 22203

Ladies and Gentlemen:

     I am General Counsel to Golden Telecom, Inc., a Delaware corporation ("GTI"), and have advised GTI in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, the Registration Statement on Form S-1 (the "Registration Statement") of GTI with respect to 2,145,633 shares of common stock, par value $0.01 per share, of GTI ("Common Stock"). Of such 2,145,633 shares of Common Stock, (i) 628,253 shares were issued to First NIS Regional Fund SICAV by GTI in connection with a private placement that occurred concurrently with our initial public offering on September 30, 1999 (ii) 267,380 shares were issued to Barings Vostok Private Equity Fund L.P. by GTI in connection with a private placement that occurred concurrently with our initial public offering on September 30, 1999
(iii) 1,250,000 shares were issued to Capital International Global Emerging Markets Private Equity Fund, L.P. by GTI in connection with a private placement concluded on December 24, 1999 (the shares described in the foregoing clauses
(i), (ii) and (iii), being collectively referred to as the "Shares"). The Common Stock is described in the prospectus (the "Prospectus") included in the Registration Statement. This opinion is an exhibit to the Registration Statement.

     In that capacity, I have reviewed the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of other documents, corporate records, certificates and other instruments as I have deemed necessary or appropriate for purposes of this opinion. In such examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as copies.

     Based upon the foregoing, I am of the opinion that the Shares are duly authorized, validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "LEGAL MATTERS" contained in the Prospectus.

                                            Very truly yours,

                                            /s/ JEFFREY A. RIDDELL

                                            Jeffrey A. Riddell
                                            Senior Vice President, General
                                            Counsel and Corporate Secretary